Exhibit 10.32

Execution Version

INCREMENTAL FACILITY AMENDMENT, dated as of August 27, 2012 (this “Incremental Amendment”), among REVEL AC, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of Borrower party hereto (collectively, the “Guarantors” and each a “Guarantor”), JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”), and Wells Fargo Principal Lending, LLC (the “Additional Lender”), to the Credit Agreement, dated as of May 3, 2012 (as amended as of August 22, 2012 and as further amended, restated, supplemented or otherwise modified from tine to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Agent, each lender from time to time party thereto (collectively, the “Lenders” and each, a “Lender”) and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Borrower has requested Incremental Extensions of Credit from the Additional Lender in an aggregate principal amount of $10,000,000 to be used in accordance with Section 3.12 of the Credit Agreement; and

WHEREAS, the Additional Lender has agreed to provide the Incremental Extensions of Credit to Borrower on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Incremental Extensions of Credit.

(a) The Additional Lender hereby agrees to provide Incremental Extensions of Credit of $10,000,000 and (i) severally agrees that it shall be considered a Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof; (ii) agrees that all Incremental Extensions of Credit shall constitute Revolving Commitments for all purposes of the Loan Documents; (iii) severally agrees to make its Revolving Commitments (including such Incremental Extensions of Credit) available in accordance with the Loan Documents and this Incremental Amendment; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the agent by the terms thereof together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and this Incremental Amendment are required to be performed by it as a Lender and as an Additional Lender; and (vi) agrees to be bound by each of the Loan Documents as a Lender for all purposes thereunder. The terms and provisions of the Incremental Extensions of Credit shall, except as set forth below, be identical to the Revolving Commitments made on the Closing Date. The aggregate amount of the Incremental Extensions of Credit made under this Incremental Amendment shall not exceed $10,000,000.

(b) The Additional Lender hereby agrees on the Incremental Facility Closing Date (as defined below) to make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the Existing Lenders immediately prior to such Incremental Facility Closing Date, and shall acquire participations on outstanding Letters of Credit are held by the Lenders pro rata based on their Revolving Commitments after giving effect to this Incremental Amendment. In lieu of making new Revolving Loans as provided above, at the election of the Administrative Agent, the Additional Lender shall acquire an assignment of existing Revolving Loans (without acquiring the related Revolving Commitments) for a price equal to the outstanding principal amount thereof, so that after giving effect thereto, the Revolving Loans outstanding are held by Lenders pro rata based on their Revolving Loan Commitments after giving effect to this Incremental Amendment.

Section 2.    Conditions to Effectiveness. This incremental Amendment shall become effective on the date (the “Incremental Facility Closing Date”) on which each of the following conditions is satisfied or waived:

(a) Incremental Amendment. The Administrative Agent shall have received executed counterparts of this Incremental Amendment from the Additional lender and the other parties hereto.

(b) USA Patriot Act. The Additional Lender shall have received, sufficiently in advance of the Incremental Facility Closing Date, all documentation and other information that may be required by the Additional Lender in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), including the information described in Section 10.13 of the Credit Agreement.

(c) Approvals. Other than the ACHA Approval (as defined in the Credit Agreement), which is not necessary for Credit Extensions of up to $50.0 million in the aggregate at any one time outstanding, all necessary Gaming approvals and Governmental Authority and third party approvals and/or consents in connection with the transactions contemplated by the Loan Documents shall have been obtained and shall remain in full force and effect, and all applicable within periods shall have expired without any action being taken by any competent authority which restrains, enjoins, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Loan documents. In addition, there shall not exist any judgment, order, injunction or other restraint, and there shall be no pending litigation or proceeding by any Governmental Authority, prohibiting, enjoining or imposing materially adverse conditions on the transactions contemplated by the Loan Documents.

Section 3.    Representations and Warranties. By its execution of this Incremental Amendment, each Loan Party hereby represents and warrants to the Agents and the Additional Lender as of the Incremental Facility Closing Date (before and after giving effect to this Incremental Amendment) that:

(a) The representations and warranties set forth in article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(b) no Default or Event of Default shall have occurred and be continuing; and

(c) the execution, delivery, performance or effectiveness of this Incremental Amendment will not after giving effect to the conditions precedent hereto impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document and such Liens continue unimpaired with the same priority to secure repayments of all of the applicable Obligations, whether heretofore or hereafter incurred.

Section 4.    Costs and Expenses. Borrower agrees to promptly reimburse or pay all out-of-pocket expenses (including (i) the reasonable legal fees and expenses of Cahill Gordon & Reindel LLP, special counsel to the Agents, and (ii) the fees and expenses of any consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.

Reason 5.    Acknowledgment and Affirmation.

Each Loan Party hereby expressly (i) acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Incremental Amendment its obligations under the Loan Documents (including guarantees and security agreements) executed by such Loan Party and (iii) after giving effect to this incremental Amendment, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

Section 6.    Reference to and Effect on the Credit Agreement. On and after the date of this Incremental Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement and each other Loan Document, as specifically amended by this Incremental Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Incremental Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute an amendment or waiter of any provision of any of the Loan Documents.

Section 7.    Headings. Section headings used herein are for convenience of reference only, are not part of this Incremental Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Incremental Amendment.

SECTION 8.    GOVERNING LAW. THIS INCREMENTAL AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 9. Counterparts. This Incremental Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Incremental Amendment by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Incremental Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

REVEL AC, INC.,
as Borrower

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Sr. Vice President and CFO

REVEL AC, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Sr. Vice President and CFO

REVEL ATLANTIC CITY, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Sr. Vice President and CFO

REVEL ENTERTAINMENT GROUP, LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Sr. Vice President and CFO

NB ACQUISITION LLC, as Guarantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Sr. Vice President and CFO

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank

By:	/s/ Mohammad Hasan
Name: Mohammad Hasan Title: Vice President

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Incremental Amendment as of August 27, 2012.

Wells Fargo Principal Lending, LLC, as an Additional Lender

By:	/s/ Mike Bohannon
Name: Mike Bohannon Title: SVP

Notice Address:	2450 Colorado Ave, Suite 3000 West
Santa Monica, CA 90404
Attention:	Mike Bohannon
Telephone:	(310) 453-7380
Facsimile:	(855) 813-8309